Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 15, 2005, by and between HYPERCOM CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 2005, as amended from time to time (“Credit Agreement”).

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 4.3 is hereby deleted in its entirety, and the following substituted therefor:

      “SECTION 4.3.   FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

      (a)     not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet and income statement;

      (b)     not later than 60 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

      (c)     contemporaneously with each annual and quarter financial statement of Borrower required hereby, a certificate or the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

      (d)     from time to time such other information as Bank may reasonably request.”

      2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

HYPERCOM CORPORATION By: /s/ Scott Tsujita Scott Tsujita, SVP-Finance, Treasury & Investor Relations	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Jon Kenney Jon Kenney, Vice President